Exhibit 10.28

Execution Version

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This Second Amendment (this “Amendment”) to the Stock Purchase Agreement (as defined herein) is made as of May 6, 2025 by and among Sauvegarder Investment Management, Inc. (the “Company”), Spectral IP, Inc. (the “Buyer”), the sellers set forth on Exhibit A attached thereto (each a “Seller”, and collectively, the “Sellers”), and solely for the purposes set forth therein, Spectral AI, Inc. (“Spectral AI”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Buyer, the Company, the Sellers, and, for the limited purposes set forth therein, Spectral AI are parties to that certain Stock Purchase Agreement, dated as of November 4, 2024 and amended on March 19, 2025 (the “Purchase Agreement”);

WHEREAS, the Sellers (including the shareholders of the Company that shall sign a joinder to the Purchase Agreement, as amended by this Amendment, prior to Closing) collectively own one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company (the “Company Shares”), which represent all of the issued and outstanding Equity Interests of the Company;

WHEREAS, pursuant to Section 10.3 of the Purchase Agreement, the Buyer, Spectral AI and the Major Shareholders desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. Amendments.

(a) The definition of “Closing Equity Consideration” as defined in Section 1.1 is hereby deleted and replaced with the following:

“Closing Equity Consideration” means 20,005,803 Buyer Shares, 24,221,428 Buyer Preferred Shares and 100,804 Buyer Warrants, as apportioned among the Sellers as set forth on Exhibit A.

(b) Section 7.1(a) and (b) are hereby deleted and replaced with the following:

“(a) amend or otherwise change its certificate of incorporation or bylaws or equivalent Organizational Documents other than to redomicile to the State of Texas;

(b) except for the issuance of shares pursuant to the Subscription Agreements entered into as of March 18, 2025, by and between certain investors and the Company up to 2,520,090 shares of Company Common Stock, the issuance of 100,804 warrants to purchase shares of Company Common Stock and for issuances pursuant to the Company’s LTIP, (i) issue or sell, at a price less than the price of the offering of Company Series A Preferred Stock consummated on June 27, 2024, (ii) transfer, dispose of or encumber its Equity Interests or (iii) redeem, purchase or otherwise acquire any of its Equity Interests.”

(c) Section 7.9 of the Purchase Agreement is hereby deleted and replaced with the following:

“7.9 Spectral AI Forfeiture. Subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the Closing, Spectral AI shall, other than with respect to 1,849,102 Buyer Shares, automatically and irrevocably forfeit, surrender and transfer to the Buyer for no consideration, all Buyer Shares held by it immediately prior to the Closing (such Buyer shares so forfeited, the “Spectral AI Forfeited Shares”. Spectral AI hereby agrees to take such actions as shall be necessary to evidence such forfeiture and surrender, if applicable, of the Spectral AI Forfeited Shares, subject to, conditioned upon and effective as of immediately prior to the Closing. From and after the occurrence of the forfeiture contemplated by this Section 7.9, the Spectral AI Forfeited Shares shall be deemed to be cancelled and no longer outstanding.”

(d)  Exhibit A to the Purchase Agreement is hereby deleted and replaced with Exhibit A attached hereto.

2. No Other Changes or Modifications. Except as expressly set forth in Section 1 above, all other terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect.

3. Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment. The parties acknowledge and agree that this Amendment may be executed via “wet” signature or electronic mark, and that delivery of any such signature, agreement or instrument by means of electronic transmission, electronic signature or otherwise, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BUYER:

SPECTRAL IP, INC.

By:	/s/ Erich Spangenberg
Name:	Erich Spangenberg
Title:	Chief Executive Officer

SPECTRAL AI, INC.
Solely for purposes of Sections 7.5, 7.9 and Article
10 of the Purchase Agreement:

/s/ J. Michael DiMaio
Name:	J. Michael DiMaio
Title:	Chairman of the Board

COMPANY:

SAUVEGARDER INVESTMENT MANAGEMENT, INC.

By:	/s/ David Kutcher
Name:	David Kutcher
Title:	Chief Financial Officer

SELLERS:

ELS FAMILY 1960 LP

By:	ELS 1960 Family GP, LLC, its general partner

By:	/s/ Erich Spangenberg
Name:	Erich Spangenberg
Title:	Authorized Signatory

[Signature Page to Amendment to Stock Purchase Agreement]

OVERLOOK TRADING PARTNERS LLC

By:	/s/ David Kutcher
Name:	David Kutcher
Title:	Manager

B23 HEEL ENTERPRISES LLC

By:	/s/ Brian Berman
Name:	Brian Berman
Title:	Authorized Signatory

ELEVEN VENTURES LLC

By:	/s/ Hartley Wasko
Name:	Hartley Wasko
Title:	Manager

[Signature Page to Amendment to Stock Purchase Agreement]

Exhibit A